EXHIBIT 10.8

TRA. 1134-17/N

PROFESSIONAL SERVICES AGREEMENT

Witnesseth hereby the Professional Services Agreement entered into by and between CAMPOSOL S.A., holder of Tax ID Number (RUC) 20340584237, with principal place of business at Av. El Derby 250, Piso 4, Urbanización El Derby de Monterrico, District of Santiago de Surco, Province and Department of Lima, acting by and through its attorney-in-fact, Maria Cristina COUTURIER LLERENA, holder of National Identity Card (DNI) 10544281, according to the power of attorney registered in Electronic Card 11009728 of the Registry of Companies in and for Lima and El Callao, hereinafter referred to as “CAMPOSOL”; and GESTORA DEL PACIFICO S.A.C., holder of Tax ID Number (RUC) 20600686756, with principal place of business at Av. El Derby 250, Urbanización El Derby de Monterrico, District of Santiago de Surco, Province and Department of Lima, acting by and through its attorneys-in-fact, Rosa Amelia CORIAT VALERA, holder of National Identity Card (DNI) 08203288, and Juan Sebastian WONG PINCHEZ, holder of National Identity Card (DNI) 06059505, according to the powers of attorney registered in Electronic Card 13486904 of the Registry of Companies in and for Lima, hereinafter referred to as the “CONSULTANCY FIRM”, under the following terms and conditions:

ONE:	PURPOSE

The CONSULTANCY FIRM hereby agrees and undertakes to provide the following services to CAMPOSOL:

I.	Participation of the D&C Group members in the Board of Directors of CAMPOSOL

II.	Management consulting in:

(i) Investor Relations

(ii) Corporate Strategy and Finance

It should be noted that the scope of the service shall be defined in the Exhibit, which is part of this Agreement.

TWO:	TERM

The term of the Agreement entered into by and between CAMPOSOL and the CONSULTANCY FIRM for the service described in Article One shall be six (6) months as from the execution hereof.

At the end of said term, the parties may renew the Agreement for similar periods or for the period agreed upon by the parties through an addendum.

THREE:	CONSIDERATION AND METHOD OF PAYMENT

The fees to be charged by the CONSULTANCY FIRM for the management consulting service amounts to USD 79,166.70 (Seventy-Nine Thousand, One Hundred Sixty-Six US Dollars and seventy cents) per month plus VAT, which shall be paid within five (5) days following the submission of the pertinent invoice.

FOUR:	OBLIGATIONS OF THE PARTIES

4.1	CONSULTANCY FIRM

The CONSULTANCY FIRM shall devote as much time as needed to efficiently and carefully carry out the duties referred to in Article One hereof, which are part of a comprehensive and complete task.

Likewise, the CONSULTANCY FIRM hereunder agrees to:

1.	Issue special reports of financial position, progress or any other report requested by CAMPOSOL in a timely fashion.

2.	Perform, in an efficient and diligent manner, all other obligations arising herefrom and those proposed in the Exhibit, which is part of this Agreement.

3.	Comply with the provisions, policies, internal rules, procedures, codes of conduct, as well as with the values promoted by CAMPOSOL.

4.2	CAMPOSOL

CAMPOSOL undertakes to:

1.	Pay on time for the service in the manner and amount agreed upon.

2.	Make the arrangements and provide the information necessary to carry out the requested service.

3.	Fulfill all the other obligations and reimburse the general costs arising herefrom such as travel, accommodation and entertainment expenses, and others that may be necessary to adequately provide the service as required by and previously coordinated with CAMPOSOL.

FIVE:	SERVICE AUTONOMY

Both parties expressly agree that, due to the civil nature of this Agreement, no labor relationship shall be created between CAMPOSOL and the technical staff employed or appointed by the CONSULTANCY FIRM to provide the service subject matter hereof or any other staff working for said firm.

SIX:	CONFIDENTIALITY

The CONSULTANCY FIRM hereby expressly, unconditionally and irrevocably undertakes to treat with absolute confidentiality the information provided by CAMPOSOL, being bound not to communicate or disseminate, whether privately or publicly, said information, as well as to take the necessary measures to protect the confidentiality and prevent the possession and use – by persons or organizations other than the CONSULTANCY FIRM or by its own officers not associated with the evaluation thereof – of said information, unless the dissemination of information has been previously coordinated and unquestionably approved by the coordinator of CAMPOSOL.

In the event that the CONSULTANCY FIRM fails to comply with the provisions of the preceding paragraph, CAMPOSOL may terminate this Agreement as a matter of law and demand the CONSULTANCY FIRM to pay the pertinent compensation for the duly proven damages and losses.

SEVEN:	CONTACT

Both CAMPOSOL and the CONSULTANCY FIRM undertake to appoint coordinators who, in addition to their duties such as verify the fulfillment of the Agreement, shall be representatives in charge of the performance of this Agreement.

CAMPOSOL
Coordinator:	María Cristina COUTURIER LLERENA
Domicile:	Av. El Derby 250, Piso 4, Urbanización El Derby de Monterrico, District of Santiago de Surco.
Telephone:	+51 621 0800

CONSULTANCY FIRM
Coordinator:	Maria Elena OLMOS VINCES
Domicile:	Av. El Derby 250, Piso 4, Urbanización El Derby de Monterrico, District of Santiago de Surco.
Telephone:	+51 634 4100

EIGHT:	TERMINATION

This Agreement may be terminated by mutual agreement of the parties. To this end, they shall execute the pertinent Mutual Termination agreement, which does not give rise to the payment of any penalty by the parties.

Moreover, any Party may terminate this Agreement due to the non-performance of obligations by the other party, in which case the affected party may take legal actions regarding said non-performance of obligations with the purpose of rendering the Agreement null and void.

NINE:	PENALTIES

If CAMPOSOL unilaterally terminates the Agreement or fails to fulfill any of the obligations established herein, it shall undertake to compensate the affected party by paying the total of the amount set out in Article Three for the term of this Agreement.

TEN:	SETTLEMENT OF DISPUTES

Any disagreement or dispute that may arise herefrom, in connection with the interpretation and/or fulfillment and/or enforcement of any and all obligations arising herefrom, as well as of those related to the voidability or invalidity of this Agreement, must be submitted to an out-of-court settlement proceeding, in which the representatives of both parties shall attempt to settle the conflict of interests.

In the event that the parties fail to settle all or some of the controversial issues, the dispute shall be submitted to the jurisdiction and competence of the Judges and Courts of the Judicial District of Cercado de Lima.

ELEVEN:	DOMICILE

For any in or out-of-court communication related to the interpretation, performance and fulfillment of this Agreement, the parties indicate as their respective domiciles those established in the introductory part hereof.

Any change of domicile must be notified in writing to the other party, being the new domicile located within the urban area of Lima, and it shall take effect after the date the pertinent notice is forwarded to the other party by notarial means, i.e. ten (10) business days upon receipt of the notice. Otherwise, the previous domicile shall be considered as valid.

TWELVE:	SUPPLEMENTAL APPLICATION OF THE LAW

For any matter not expressly provided for herein, the rules of the Peruvian Civil Code shall be applicable.

In witness whereof, the parties execute this Agreement in two identical counterparts in the city of Lima this 30th day of June, 2016.

CAMPOSOL:

(By)	/s/ Maria Cristina Couturier Llerena
Maria Cristina Couturier Llerena
CAMPOSOL S.A.

The CONSULTANCY FIRM:

(By)	/s/ Rosa Amelia Coriat Valera
Rosa Amelia Coriat Valera
GESTORA DEL PACIFICO S.A.C.

(By)	/s/ Juan Sebastian Wong Pinchez
Juan Sebastian Wong Pinchez
GESTORA DEL PACIFICO S.A.C.

EXHIBIT

CONSULTANCY SERVICES

Advisory, consultancy and management services for the development of strategies, organization, planning, contribution and/or implementation of solutions to management, business problems, as well as the discovery and assessment of new business opportunities, management for the change of managerial skills. In addition, the services shall include the following:

i.	Participation of the D&C Group members in the Board of Directors of CAMPOSOL

1.	Participation of Samuel DYER CORIAT as Chairman of the Board of Directors.

2.	Participation of Piero DYER CORIAT as Director

3.	Participation of Sheyla DYER CORIAT as Director

4.	Attendance to the meetings of the board of directors and the corresponding committees.

ii.	Management consulting in:

(i)	Investor Relations:

1.	Definition of the Investor Relations Policy of D&C Group

2.	Advisory services to CAMPOSOL on the following topics:

a)	Communication strategy with investors, bondholders, and financial market in order to maintain and raise interest in the company.

b)	Communication strategy with credit rating agencies as part of the annual and continuous review of the company’s rating.

c)	Presentations and corporate material for investors including quarterly audited financial reports based on the accounting information.

d)	Annual calendar of events (national and international) in order to strengthen the corporate image and draw the attention of investors.

iii.	Corporate Strategy and Finance

1.	Supervision in the design of strategies and growth opportunities for the company

2.	Advisory services to CAMPOSOL on the following topics:

a)	Financial structuring to satisfy the company’s medium and long-term financial needs with national and international institutions.

b)	Audit process of the company’s consolidated financial statements.

c)	Accounting-financial consultancy services.

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Approved by:

(signed)	/s/ Maria E. Olmos
Maria E. Olmos
CFO / Seal

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Approved by:

(illegible signature)
Legal Department
Camposol S.A. / Seal

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LRH/EB-rmc
0111141K17

TRA. 1135-17/N

ADDENDUM TO THE SERVICE AGREEMENT

Witnesseth hereby the Addendum to the Service Agreement (hereinafter referred to as the “Agreement”) entered into by and between GESTORA DEL PACIFICO S.A.C., holder of Tax ID Number (RUC) 20600686756, with principal place of business at Av. El Derby 250, Urbanización El Derby de Monterrico, District of Santiago de Surco, Province and Department of Lima, acting by and through Maria Elena OLMOS VINCES, holder of National Identity Card (DNI) 41340206, and Juan Sebastian WONG PINCHEZ, holder of National Identity Card (DNI) 06059505, according to the powers of attorney registered in Electronic Card 13486904 of the Registry of Companies of the Public Records Office in and for Lima, hereinafter referred to as the “CONSULTANCY FIRM”; and CAMPOSOL S.A., holder of Tax ID Number (RUC) 20340584237, with principal place of business at Av. El Derby 250, Piso 4, Urbanización El Derby de Monterrico, District of Santiago de Surco, Province and Department of Lima, acting by and through Maria Cristina COUTURIER LLERENA, holder of National Identity Card (DNI) 10544281, according to the power of attorney registered in Electronic Card 11009728 of the Registry of Companies of the Ninth Registration Area – Lima Office, hereinafter referred to as “CAMPOSOL”, under the following terms and conditions:

ONE:	RECITALS

On June 30, 2016, CAMPOSOL and the ADVISORY FIRM entered into a service Agreement whereby the ADVISORY FIRM agreed and undertook to CAMPOSOL to provide the following services:

I.	Participation of the D&C Group members in the Board of Directors of CAMPOSOL

II.	Management consulting in:

(i)	Investor Relations

(ii)	Corporate Strategy and Finance

TWO:	PURPOSE OF THE ADDENDUM

The parties agree to amend Articles Two and Four of the AGREEMENT, so that they shall henceforth read as follows:

TWO: TERM

The term of the Agreement entered into by and between CAMPOSOL and the ADVISORY FIRM for the service described in Article One shall be one (1) year and six (6) months as from the execution hereof.

At the end of said term, the parties may renew the Agreement for similar periods or for the period agreed upon by the parties through an addendum.

FOUR: OBLIGATIONS OF THE PARTIES

4.1 CONSULTANCY FIRM

The CONSULTANCY FIRM shall devote as much time as needed to efficiently and carefully carry out the duties referred to in Article One hereof, which are part of a comprehensive and complete task.

Likewise, the CONSULTANCY FIRM hereunder agrees to:

1.	Issue quarterly reports containing the services provided by the CONSULTANCY FIRM in relation to the subject matter hereof, and in compliance with the services described in the EXHIBIT.

2.	Perform, in an efficient and diligent manner, all other obligations arising herefrom and those proposed in the Exhibit, which forms an integral part of this Agreement.

3.	Comply with the provisions, policies, internal rules, procedures, codes of conduct, as well as with the values promoted by CAMPOSOL.

4.2 CAMPOSOL

CAMPOSOL undertakes to:

1.	Pay on time for the service in the manner and amount agreed upon.

2.	Make the arrangements and provide the information necessary to carry out the requested service.

3.	Fulfill all the other obligations and reimburse the general costs arising herefrom such as travel, accommodation and entertainment expenses, and others that may be necessary to adequately provide the service as required by and previously coordinated with CAMPOSOL.

THREE:	EFFECTIVENESS OF THE OTHER TERMS OF THE AGREEMENT

With the exception of the amendment to the AGREEMENT established in the preceding Article Two, the other terms and conditions agreed upon in the Agreement dated June 30, 2016, shall remain in full force and effect until the expiration of this AGREEMENT since they have not been amended.

In witness whereof, the parties execute this Agreement in two counterparts in the city of Lima this 23rd day of December, 2016.

The CONSULTANCY FIRM:

(By)	/s/ Juan Sebastian Wong Pinchez
Juan Sebastian Wong Pinchez
Attorney-in-fact
GESTORA DEL PACIFICO S.A.C.

(By)	/s/ Maria Elena Olmos Vinces
Maria Elena Olmos Vinces
Attorney-in-fact
GESTORA DEL PACIFICO S.A.C.

CAMPOSOL:

(By)	/s/ Maria Cristina Couturier Llerena
Maria Cristina Couturier Llerena
Attorney-in-fact
CAMPOSOL S.A.

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Approved by:

/s/ P. Aguado
P. Aguado
Legal Department / (seal)

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LRH/EB-rmc
0111135K17